Exhibit 24.2
Limited Power of Attorney for Section 13 and Section 16 Filings

I.  I, George Armoyan, of 6009 Quinpool Road, Suite 900, Halifax, Nova Scotia Canada B3K 5J7 do hereby make, constitute and appoint Michael Rapps or Andrew Snelgrove, (“my Attorney”), my true and lawful attorney for the purposes hereinafter set forth, effective as of this 6th day of October, 2013.

I hereby grant to my Attorney, for me and in my name, place and stead, the power:

(1)
To execute for and on my behalf, as a beneficial owner of the common shares of Vitran Corporation Inc., (“Vitran”), Schedule 13D and Schedule 13G and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(2)
To execute for and on my behalf, as a beneficial owner of the common shares of Vitran, Form 3, Form 4, and Form 5, and all and any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

(3)
To do and to perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4, and Form 5 or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and

(4)
To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve.

I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that my Attorney is not assuming any of my responsibilities to comply with the Exchange Act.

This limited power of attorney shall remain in full force and effect until I am no longer required to file any of Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of Vitran, unless earlier revoked by me in a signed writing delivered to my Attorney and any substitutes therefor, if any.  This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written.

/s/ George Armoyan
George Armoyan